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                                                                   Exhibit 10.23




                          SECOND FORBEARANCE AGREEMENT

                 THIS AGREEMENT (the "Second Forbearance Agreement") is made as of September 23, 1996, by and between OAKMONT PHARMACEUTICALS, INC., a Delaware corporation ("Oakmont"), and REXALL SUNDOWN, INC., a Florida corporation ("Rexall Sundown"), as assignee of RSL Holdings, Inc. (formerly known as Pennex Laboratories, Inc. and, before that, RS Acquisition, Inc.), a Pennsylvania corporation ("RSL"), for the purpose of amending the payment terms under an agreement made as of April 29, 1996, by and between Oakmont and Rexall Sundown (the "First Forbearance Agreement").

                 Pursuant to an Agreement of Purchase and Sale dated as of December 29, 1995, by and between RSL as Seller and Oakmont as Buyer (the "Purchase Agreement"), RSL sold to Oakmont various assets formerly used in RSL's pharmaceutical manufacturing business (collectively, the "Assets"), including (i) certain real estate in Plum Borough, Allegheny County, Pennsylvania (the "Real Property"), wherein RSL conducted its pharmaceutical manufacturing operations, and (ii) various items of personal property (collectively, the "Personal Property") including equipment used by RSL in the conduct of its operations conducted at the Real Property and inventory located at the Real Property. RSL retained a mortgage lien on the Real Property and a security interest in the Personal Property to secure Oakmont's payment of the unpaid balance of the purchase

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price of the Assets and various other obligations owed by Oakmont to RSL
(collectively, the "Obligations") pursuant to a promissory note dated January 31, 1996 (the "Note") and a mortgage dated February 1, 1996 and a security agreement dated January 31, 1996 (such mortgage and security agreement are together hereinafter referred to as the "Security Documents"). Thereafter, RSL transferred all of its rights in respect of the Obligations and in and under the Note and the Security Documents to Rexall Sundown.

                 Oakmont defaulted in the timely payment of the Obligations. Thereafter, Rexall Sundown and Oakmont entered into the First Forbearance Agreement, whereby Rexall Sundown agreed to forbear from the enforcement of its right to payment on the outstanding balance of the Obligations on the terms and conditions set forth therein.

                 Simultaneously with the execution and delivery of the First Forbearance Agreement, Oakmont delivered to Kirkpatrick & Lockhart LLP ("K&L"), counsel to Rexall Sundown, at its office at 1500 Oliver Building, Pittsburgh, PA 15222, the following items: (i) an executed and acknowledged Deed of Conveyance, conveying the Real Property to a person or persons to be designated by Rexall Sundown; and (ii) an executed Bill of Sale, conveying the Personal Property to a person or persons to be designed by Rexall Sundown. The Deed and the Bill of Sale are hereinafter together referred to as the "Transfer Documents". K&L has been holding the Transfer





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Documents in escrow pursuant to the terms of the First Forbearance Agreement.

                 Oakmont has defaulted in the timely payment of the amounts due under the First Forbearance Agreement (the "Modified Obligations"). Rexall Sundown is willing to forbear from the enforcement of its rights and remedies in respect of such default, on the terms and conditions set forth herein.

                 NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, Oakmont and Rexall Sundown, each intending to be legally bound hereby, agree as follows:

                 1. The effectiveness of this Second Forbearance Agreement is conditioned on Rexall Sundown's receipt, on or before the date of this Second Forbearance Agreement, of the sum of $182,966.00, which sum shall be credited against the payments that became due on June 30, July 31, and August 31, 1996, under paragraphs 2 and 3 of the First Forbearance Agreement.

                 2. Subject to the fulfillment of the condition specified in paragraph 1 above, Rexall Sundown waives any right to accelerate the maturity of the outstanding balance of the Modified Obligations or to exercise any other right or remedy under the Purchase Agreement, the Note, the Security Documents, or the First Forbearance Agreement available by reason of any payment default thereunder occurring prior to the date of this Second Forbearance





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Agreement, and if such acceleration shall be deemed to have occurred prior to the date hereof by reason of any such default, such acceleration shall be deemed nullified and rescinded. Likewise subject to the fulfillment of the condition set forth in paragraph 1 above, Rexall Sundown further agrees not to accelerate the maturity of the Modified Obligations or take any other action to enforce payment of the Modified Obligations unless an Event of Default (as defined below in paragraph 8 below) shall have occurred and be continuing.

                 3. Oakmont will pay Rexall Sundown the sum of $59,950.00 on or before September 30, 1996. This sum shall be credited against the payment coming due on September 30, 1996, under paragraph 3 of the First Forbearance Agreement.

                 4. On or before October 31, 1996, Oakmont will pay Rexall Sundown the sum of $561,948.33. The payment made pursuant to this paragraph shall be applied first to accrued and unpaid interest on the Modified Obligations (including the additional interest accrued at the rate of 6% from April 1, 1996 through October 31, 1996, as provided in the Note), next to the $100,000.00 forbearance fee provided for in paragraph 4 of the First Forbearance Agreement, and the balance to the unpaid principal amount of the Modified Obligations.

                 5. Oakmont will pay RSL the following additional amounts on or before the following dates:





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                          November 30, 1996                 $60,000.00
                          December 31, 1996                 $60,000.00
                          January 31, 1997                  $60,000.00

Payments made pursuant to this paragraph shall be applied first to accrued and unpaid interest on the Modified Obligations, and next to the unpaid principal balance of the Modified Obligations.

                 6. On or before February 28, 1997, Oakmont shall pay the outstanding balance due under the Purchase Agreement, the Note, and the Security Documents as modified by the First Forbearance Agreement and this Second Forbearance Agreement (collectively, the "Modified Documents").

                 7. If Oakmont shall pay all other amounts due and owing under the Modified Documents on or before December 31, 1996, then, at the time such amounts are paid in full, Oakmont shall pay Rexall Sundown an additional sum of $50,000.00 as an additional forbearance fee; or in the alternative, if Oakmont shall fail to pay in full all other amounts due and owing under the Modified Documents on or before December 31, 1996, then, at the time such other amounts are paid in full, Oakmont shall pay Rexall Sundown an additional sum of $100,000.00 as an additional forbearance fee.

                 8. Any of the following events shall constitute an "Event of Default" for purposes of this Second Forbearance Agreement: (i) Any of the payments required to be made pursuant to this Second Forbearance Agreement shall not be made in full on or before its respective due date; or
(ii) Oakmont shall have defaulted in the payment or performance of any other duty or





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obligation under the Modified Documents (other than any default waived by
Rexall Sundown pursuant to paragraph 2 above) and any applicable grace or cure period shall have expired.

                 9. If any Event of Default shall have occurred and be continuing, then, in any such event, Rexall Sundown may accelerate the maturity of all the remaining amounts payable hereunder, and, in addition, may do any or all of the following: (a) cause K&L to deliver the Transfer Documents to Rexall Sundown; cause such Transfer Documents to be completed by the insertion of the name of the transferee or transferees of the Real Property and the Personal Property; and cause any or all of the Transfer Documents to be filed or recorded in the appropriate public records; (b) cause judgment to be entered in favor of Rexall Sundown (or its assignee) and against Oakmont for all or any part of the outstanding balance of such amounts pursuant to the warrant of attorney hereinafter set forth; and (c) exercise any and all other rights and remedies provided by law.

                 10. If, in accordance with this Second Forbearance Agreement, Rexall Sundown elects to cause K&L to deliver to Rexall Sundown the Transfer Documents, then Oakmont shall be released and discharged from any and all further liability in respect of the amounts payable hereunder; provided, however, that nothing in this Second Forbearance Agreement shall impair Rexall Sundown's right to enforce its lien and security interest in the Assets.





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                 11.      If all the amounts payable to Rexall Sundown under
the Modified Documents are paid in full, then upon receipt of such payment, Rexall Sundown shall release its lien and security interest in the Assets and shall cause K&L to return the Transfer Documents to Oakmont.

                 12. This Second Forbearance Agreement may be executed in multiple counterparts and by different parties on different counterparts, each of which shall be deemed an original, but all of which shall be deemed one and the same instrument.

                 13. OAKMONT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR OAKMONT AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, AND CONFESS A JUDGMENT OR JUDGMENTS AGAINST OAKMONT AND IN FAVOR OF REXALL SUNDOWN OR ITS ASSIGNS, AS MANY TIMES AS SHALL BE NECESSARY OR EXPEDIENT, FOR ALL OR ANY PART OF THE THEN OUTSTANDING BALANCE DUE AND PAYABLE HEREUNDER, TOGETHER WITH AN ATTORNEY'S FEE OF 15% OF SUCH AMOUNT, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION.

                 IN WITNESS WHEREOF, we have hereunto set our hands and seals on or as of the day and year first above written.


                                       OAKMONT PHARMACEUTICALS, INC.


                                       By:
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                                       Title:
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                                        REXALL SUNDOWN, INC.


                                        By:
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                                        Title:
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